                                                                  Exhibit 24

                                  POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS: That each individual whose signature appears below hereby consents to and appoints Thomas L. Young, Lee
A. Wesselmann, or either of them, individually, as his true and lawful attorney-in-fact and agent with all power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Owens-Illinois, Inc., a corporation organized and existing under the laws of the State of Delaware, and any and all amendments thereto prepared in connection with the registration of 4,000,000 shares of the common stock of Owens-Illinois, Inc. for issuance or sale under the Fourth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, the Second Amended and Restated Owens-Illinois, Inc. Non-Union Retirement and Savings Plan, the Second Amended and Restated Owens-Illinois, Inc. Supplemental Retirement Plan and the Second Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission pursuant to the requirements of the Securities and Exchange Act of 1934, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the same as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand on the date set opposite his name.

      Signature                    Title                       Date
- ---------------------      ----------------------------  -------------------

/s/ Joseph H. Lemieux      Chairman of the Board of       September 26, 1994
- ---------------------      Directors and Chief Executive -------------------
Joseph H. Lemieux          Officer (Principal Executive
                           Officer); Director

/s/ Lee A. Wesselmann      Senior Vice President          September 22, 1994
- ---------------------      and Chief Financial Officer   -------------------
Lee A. Wesselmann          (Principal Financial
                           Officer); Director

                           Chairman Emeritus of
- ----------------------     the Board of Directors;       -------------------
Robert J. Lanigan          Director

/s/ David G. Van Hooser    Vice President, Treasurer      September 22, 1994
- -----------------------    and Comptroller (Principal    -------------------
David G. Van Hooser        Accounting Officer)

                           Director
- -----------------------                                  -------------------
Robert J. Dineen


/s/ Edward A. Gilhuly      Director                       September 20, 1994
- -----------------------                                  -------------------
Edward A. Gilhuly


/s/ James H. Greene, Jr.   Director                       September 20, 1994
- ------------------------                                 -------------------
James H. Greene, Jr.


                           Director
- ------------------------                                 -------------------
Henry R. Kravis


                           Director
- ------------------------                                 -------------------
Robert I. MacDonnell


/s/ John J. McMackin, Jr.  Director                       September 30, 1994
- ------------------------                                 -------------------
John J. McMackin, Jr.


/s/ Michael W. Michelson   Director                       September 20, 1994
- -------------------------                                -------------------
Michael W. Michelson


                           Director
- -------------------------                                -------------------
George R. Roberts